Exhibit 3.1

BYLAWS

OF

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

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ARTICLE 1
OFFICES

          Section 1.01. Registered Office. The registered office of the Corporation shall be within the Commonwealth of Pennsylvania at such place as the Board of Directors shall determine from time to time.

           Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.

           Section 1.03. Books. The books of the Corporation may be kept within or without of the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF SHAREHOLDERS

           Section 2.01. Time and Place of Meetings. All meetings of shareholders shall be held at such geographic location, either within or without the Commonwealth of Pennsylvania, at such time as may be determined from time to time by the Board of Directors (or the Chief Executive Officer in the absence of a designation by the Board of Directors). If no such geographic location is so fixed and the Board of Directors or the Chief Executive Officer, as applicable, does not determine to hold a meeting by means of electronic technology as provided in the next sentence rather than at a geographic location, meetings of the shareholders shall be held at the executive office of the Corporation. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.

           Section 2.02. Annual Meetings. Annual meetings of shareholders shall be held to elect directors and transact such other business as may properly be brought before the meeting.

           Section 2.03. Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Section 6(a) of the articles of incorporation, special meetings of holders of such Preferred Stock.

           Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice; Business at Meetings. (a) Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the time and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the Pennsylvania Business Corporation Law of 1988 as the same exists or may hereafter be amended (“Pennsylvania Law”), such notice shall be given not less than 5 nor more than 90 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Unless Pennsylvania Law or these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

          (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          (c) Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

           Section 2.05. Quorum. Unless otherwise provided under the articles of incorporation or these bylaws and subject to Pennsylvania Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding capital stock of the Corporation entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business.

          Section 2.06. Voting. (a) Unless otherwise provided in the articles of incorporation and subject to Pennsylvania Law, each shareholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such shareholder. Unless otherwise provided in Pennsylvania Law, the articles of incorporation or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, except that directors elected by the shareholders shall be elected by a plurality of the votes cast. Shareholders shall be entitled to vote cumulatively in all elections of directors.

          (b) At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder or by such shareholder’s duly authorized attorney-in-fact and shall be filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate in writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest (as defined in Section 1759(d) of Pennsylvania Law), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after one year from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

          (c) In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of Pennsylvania Law, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding official of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding official. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election.

           Section 2.07. Order of Business. The order of business at all meetings of shareholders shall be as determined by the presiding official of the meeting.

           Section 2.08. Notice of Business. (a) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) in the case of an annual meeting of shareholders, by any shareholder of the Corporation who is a shareholder of record at the time of the giving of the notice provided for in this Section 2.08, who shall be entitled to vote at such meeting and who complies with the procedures set forth in this Section 2.08.

          (b) For business to be properly brought before an annual meeting of shareholders by a shareholder, such business must be a proper matter for shareholder action under Pennsylvania Law, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such shareholder, or a duly authorized representative, must attend the meeting in order to present such business.

          (c) To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was first mailed to shareholders or the day on which public disclosure of the date of the meeting was first made. In no event shall the public announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

          (d) To be in proper written form, a shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the number of shares of each class or series of capital stock of the Corporation that are owned beneficially (and proof of any such beneficial ownership) or of record by such shareholder or such beneficial owner, (iv) a description of all arrangements or understandings between such shareholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and a description of any material interest of such shareholder or such beneficial owner in such business, (v) a representation that such shareholder or a duly authorized representative intends to appear in person at the meeting to bring such business before the meeting, (vi) a representation as to whether the shareholder or beneficial owner, if any, intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise solicit proxies from shareholders in support of such proposal and (vii) any other information relating to such shareholder, beneficial owner or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies in support of such proposal pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (together with and the rules and regulations promulgated thereunder and any successor laws, rules and regulations, the “Exchange Act”; references to any given section of the Exchange Act shall include the rules and regulations promulgated thereunder). The Corporation may require the shareholder and/or beneficial owner proposing to bring business before the meeting to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for shareholder action. The foregoing notice requirements with respect to business proposals shall be deemed satisfied by a shareholder if such shareholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

          (e) Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 2.08, and no business shall be brought by a shareholder before a special meeting of shareholders. The presiding official of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.08, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.08.

           Section 2.09. Nomination Of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to be elected as directors at a meeting of shareholders, except as may be otherwise provided in the articles of incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

          (b) Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) in the case of the annual meeting of shareholders or a special meeting of shareholders called for the purpose of electing one or more directors (but not in the case of any other special meeting of shareholders), by any shareholder of the Corporation who is a shareholder of record at the time of the giving of the notice provided for in this Section 2.09, who is entitled to vote at such meeting and who complies with the procedures set forth in this Section 2.09. For nominations to be properly brought before a meeting by a shareholder pursuant to the foregoing clause (iii), the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such shareholder, or a duly authorized representative, must attend the meeting in order to make such nominations.

          (c) To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of the annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was first mailed to shareholders or the day on which public disclosure of the date of the meeting was first made and (ii) in the case of a special meeting of shareholders, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was first mailed to shareholders or the day on which public disclosure of the date of the meeting was first made. In no event shall public announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

          (d) Notwithstanding anything in the foregoing subsection (c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased and there is no public disclosure by the Corporation naming all the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.09 shall also be considered timely, but only with respect to nominees for any new positions created by any such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

          (e) To be in proper written form, such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the Corporation’s books, of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class and number of shares of the capital stock of each class or series of capital stock of the Corporation that are owned beneficially (and proof of any such beneficial ownership) or of record by such shareholder or such beneficial owner, (C) a description of all arrangements or understandings between such shareholder or such beneficial owner and each proposed nominee or any other person or persons (including their names and addresses) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder or a duly authorized representative intends to appear in person at the meeting to nominate the persons named in such notice, (E) a representation as to whether the shareholder or beneficial owner, if any, intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such proposed nominee(s) and/or (2) otherwise solicit proxies from shareholders in support of such proposed nominee(s) and (F) any other information relating to such shareholder or beneficial owner that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

          (f) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.09. The presiding official of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.09, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.09.

           Section 2.10. Conduct of Meetings of Shareholders.

          (a) Presiding Official. There shall be a presiding official at every meeting of the shareholders. The presiding official shall be the Chairman of the Board, if present, or in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the individual authorized by the Board of Directors. The Secretary (or in his absence or inability to act, the person whom the presiding official shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

          (b) Authority of Presiding Official. Except as prescribed by the Board of Directors, the presiding official shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.

          (c) Procedural Standard. Any action by the presiding official in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders. The conduct of the meeting need not follow Robert’s Rules of Order or any other published rules for the conduct of a meeting.

          (d) Closing of the Polls. The presiding official shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

ARTICLE 3
DIRECTORS

           Section 3.01. General Powers. Except as otherwise provided in Pennsylvania Law or the articles of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

           Section 3.02. Number, Classes, Term of Office, etc.. The Board of Directors shall consist of not less than three nor more than twenty-four directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Directors shall be divided into three classes as nearly equal in number as possible. One class shall be elected at each annual meeting of the shareholders for a term of three years to succeed the directors whose term then expire; provided that nothing herein shall be construed to prevent the election of a director to succeed himself. If directors are elected to different classes at the same meeting, the election of directors for each class shall be held separately. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be shareholders. A director must be a natural person of at least 18 years of age.

           Section 3.03. Quorum and Manner of Acting. Unless the articles of incorporation or these bylaws require a greater number, 50% of the total number of directors serving as directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the Commonwealth of Pennsylvania, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board, Chief Executive Officer or Secretary in the absence of a determination by the Board of Directors).

           Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of electing officers and transacting other business, as soon as practicable after each annual meeting of shareholders.

           Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

           Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least one day before the date of the meeting.

           Section 3.08. Chairman of the Board. The Board of Directors may, in its discretion, at any time elect or appoint a Chairman of the Board (who shall be a director). The Chairman of the Board, when present, shall be the preside at all meetings of the Board of Directors and of the shareholders and shall have such other duties as shall be determined by the Board of Directors. The Board of Directors may at any time designate any other director to replace the Chairman of the Board.

           Section 3.09. Committees. (a) The Board of Directors shall elect from the directors an executive committee, a compensation/pension committee, an audit committee and a corporate governance committee and may, by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The specific powers and duties of the executive committee, the compensation/pension committee, the audit committee and the corporate governance committee are set forth below:

(i) The executive committee shall consist of not less than 3 members as shall be determined by the Board of Directors. To the fullest extent permitted by Pennsylvania Law, the executive committee shall have all the powers of the Board of Directors in the management of the business and affairs of the Corporation at all times when the Board of Directors is not in session.

(ii) The compensation/pension committee shall consist of such number of members as shall be determined by the Board of Directors, shall make recommendations to the Board of Directors regarding compensation, benefits and pension-related matters and shall have such other duties as may be set forth in the Corporation’s compensation/pension committee charter as it may exist from time to time, or as otherwise provided by the Board of Directors.

(iii) The audit committee shall consist of three or more independent members as shall be determined by the Board of Directors, shall oversee all aspects of financial reporting and controls and shall have such powers and duties as may be set forth in the Corporation’s audit committee charter as it may exist from time to time, or as otherwise provided by the Board of Directors.

(iv) The corporate governance committee shall consist of such number of members as shall be determined by the Board of Directors, shall oversee compliance of the Corporation’s corporate governance standards, shall make recommendations to the Board of Directors regarding the Corporation’s corporate governance standards and shall have such powers and duties as may be set forth in the Corporation’s corporate governance charter as it may exist from time to time, or as otherwise provided by the Board of Directors.

          (b) The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

          (c) Each committee, including, without limitation, the executive committee, of the Board of Directors shall serve at the pleasure of the Board of Directors.

          (d) The term “Board of Directors” or “Board”, when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to the executive committee or any other committee of the Board of Directors. Any provision of these bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee in accordance with this Section 3.09.

          Section 3.10. Action by Consent. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto and the consents are filed with the Secretary of the

Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Consents by all the directors, given pursuant to this Section 3.10, may be given in any number of counterparts and shall be deemed effective as of the date set forth therein.

           Section 3.11. Telephonic Meetings. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

           Section 3.12. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Section 3.13. Vacancies. Each Director shall hold office until the expiration of the term for which such Director was elected and until such Director’s successor has been elected and qualified or until such Director’s earlier death, resignation or removal. Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority of the Board of Directors then in office (even if less than a quorum) or the sole remaining Director. Directors may be elected by the shareholders to fill any vacancy, regardless of how such vacancy has been created, only if and when authorized by a resolution of the Board of Directors; provided, however, that shareholders may fill such vacancy without such resolution if there are no Directors then in office. Each person so selected or elected shall be a Director to serve for the balance of the unexpired term. Unless otherwise provided in the articles of incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

           Section 3.14. Removal. No director may be removed from office by the shareholders except for cause in accordance with Pennsylvania Law.

           Section 3.15. Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

           Section 3.16. Preferred Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions adopted by the Board of Directors pursuant to the articles of incorporation applicable thereto, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.13 and 3.14 unless otherwise provided therein.

ARTICLE 4
OFFICERS

           Section 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of shareholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

           Section 4.02. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

           Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01, the Corporation may have one or more Assistant Treasurers and Assistant Secretaries as well as such other subordinate officers, agents and employees as the Board of Directors may deem desirable, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

           Section 4.04. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors or, if a principal officer has the power to appoint such officer, by such principal officer.

          Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and

unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Section 4.06. Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business and operations of the Corporation and may perform any act and execute any instrument for the conduct of such business and operations and shall have such other duties as may from time to time be conferred upon or assigned to him by the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors (if the Chief Executive Officer is a director) and of the shareholders.

           Section 4.07. Powers and Duties of Other Officers. The other officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or the principal officer having the power to appoint such officer.

ARTICLE 5
LIMITATION OF LIABILITY; INDEMNIFICATION

           Section 5.01. Limitation of Directors’ Liability. (a) No director or former director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for or resulting from any act, omission or failure to act by reason of the fact that he is or was a director of the Corporation. The foregoing limitation of liability shall not be deemed exclusive of any provision limiting such liability by any applicable statute now or hereafter enacted or any power which the Board of Directors now or hereafter may have to limit such liability.

          (b) The limitation of liability set forth in subsection (a) hereof shall not apply to (i) any breach of duty or failure to perform a duty which shall constitute self-dealing, willful misconduct or recklessness or (ii) any responsibility or liability pursuant to any criminal statute or the payment of taxes pursuant to local, state or federal law.

          Section 5.02. Indemnification. (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Pennsylvania Law. The right to indemnification conferred in this Article 5 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Pennsylvania Law. The right to indemnification conferred in this Article 5 shall be a contract right.

          (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation, and to such persons serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Pennsylvania Law.

           Section 5.03. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Pennsylvania Law.

           Section 5.04. Non-exclusivity. The rights and authority conferred in this Article 5 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

           Section 5.05. Amendment, Repeal, Other Provisions. Neither the amendment nor repeal of this Article 5, nor the adoption of any provision of these bylaws or the articles of incorporation of the Corporation, nor, to the fullest extent permitted by Pennsylvania Law, any modification of law, shall eliminate or reduce the effect of this Article 5 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

           Section 5.06. Changes in Pennsylvania Law. References in this Article 5 to Pennsylvania Law or to any provision thereof shall be to such law as it existed on the date this Article 5 was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article 5 shall continue as theretofore to the extent permitted by Pennsylvania Law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to limit further the liability of directors or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by Pennsylvania Law.

ARTICLE 6
GENERAL PROVISIONS

           Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 90 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 90 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

           Section 6.02. Dividends. Subject to limitations contained in Pennsylvania Law and the articles of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

           Section 6.03. Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

           Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Pennsylvania”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

          Section 6.05. Voting of Securities Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of shareholders of any entity

(except this Corporation) in which the Corporation may hold securities or other interests entitled to vote.

           Section 6.06. Amendments. These By-Laws may be changed at any regular or special meeting of the Board of Directors by the vote of two-thirds of all the directors in office or at any annual or special meeting of shareholders by the vote of the holders of a majority of the outstanding stock entitled to vote. Notice of any such meeting of shareholders shall set forth the proposed change or a summary thereof.

           Section 6.07. Interpretation. All words, terms and provisions of these bylaws shall be interpreted and defined by and in accordance with Pennsylvania Law. If any provision of these bylaws shall be inconsistent with any provision of the articles of incorporation, the provision of the articles of incorporation shall prevail. Where any provision of these bylaws refers to a rule or a process as set forth in these bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the articles of incorporation.

           Section 6.08. Separability. The provisions of these bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

           Section 6.09. Effect of Board Determinations. Any determination involving interpretation or application of these bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

           Section 6.10. Provisions of Law Not To Apply. (a) In accordance with the terms thereof, the provisions of Section 910 of Pennsylvania Law (Act of May 5, 1933, P.L. 364), as it from time to time may be amended, shall not apply to the Corporation and may not be invoked by any of its shareholders.

          (b) In accordance with the provisions of Pennsylvania’s 1990 “Anti-Takeover” Law enacted April 27, 1990 (Act No. 36 of 1990), Subchapter G (Control-Share Acquisitions) and Subchapter H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control) of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes shall not be applicable to the Corporation and may not be invoked by the Corporation nor any of its shareholders.

          Section 6.11. Method Of Notice. Subject to Section 6.12(b), any notice required to be given to any person under the provisions of the articles of incorporation or these bylaws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person’s postal address appearing on the books for the Corporation, or, in the case of a director, supplied by such director to the Corporation for the purpose of notice, or (ii) by facsimile transmission,

e-mail or other electronic communication to such person’s facsimile number or address for e-mail or other electronic communication supplied by such person to the Corporation for purposes of notice. Notice pursuant to clause (i) of the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided in these bylaws, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

           Section 6.12. Computing Time Periods. (a) In computing the number of days for purposes of these bylaws, all days shall be counted, including Saturdays, Sundays and any holiday; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

          (b) In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance of the date and time specified for the meeting in question by delivery in person or by telephone, facsimile transmission, e-mail or other similar means of communication.